UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 3, 2008

PLAYBOX (US), INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52936	N/A
(Commission File Number)	(IRS Employer Identification No.)

Suite 3.19, 130 Shaftesbury Avenue, London, England WID 5EU
(Address of Principal Executive Offices) (Zip Code)

+44 (0) 20 7031 1187
 (Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANTS BUSINESS AND OPERATIONS

Item 1.02    Termination of a Material Definitive Agreement.

On July 2, 2008, Playbox (US), Inc. (the “Company”) received notice of termination of that certain Share Purchase Agreement entered into by and between the Company and Laurence Adams and Jacqueline Adams (collectively “Adams”), as reported on Form 8-K and filed with the Securities and Exchange Commission on April 3, 2008. The terms of the Share Purchase Agreement allowed either party to terminate if the acquisition contemplated thereunder had not occurred prior to June 30, 2008.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYBOX (US) INC.

Date: July 23, 2008	By:	/s/ Robert Burden
Robert Burden
President